May 27, 1999


The Borrowers listed
in attached Schedule 1
775 Technology Drive
Suite 200
Ann Arbor, Michigan 48108

Attention: Mr. Richard R. Chrysler

Dear Mr. Chrysler:

     This letter constitutes an agreement by and between COMERICA BANK, a Michigan banking corporation (herein called "Bank"), and the borrowers listed in attached Schedule 1 (collectively, "Borrowers" and individually "Borrower"), pertaining to certain loans and other credit which Bank has made or may from time to time hereafter make available to Borrowers.

     In consideration of all present and future loans and credit made available by Bank to Borrowers, and all present and future liabilities, obligations and indebtedness of Borrowers to Bank, howsoever created, evidenced, existing or arising, whether direct or indirect, absolute or contingent, joint or several, now or hereafter existing or arising, or due or to become due (herein collectively called the "Liabilities"), Borrowers covenant and agree as follows:

     1. Each loan or other extension of credit made by Bank to or otherwise in favor of Borrowers shall be evidenced by and subject to a promissory note or other agreement or evidence of indebtedness acceptable to Bank and executed and delivered by Borrowers to Bank (any and all notes, instruments, documents and agreements at any time evidencing, governing, securing or otherwise relating to any of the Liabilities are herein collectively called the "Loan Documents").

     2. So long as Bank shall have any commitment or obligation, if any, to make or extend loans or other credit to or in favor of Borrowers, and thereafter, so long as any Liabilities remain unpaid and/or outstanding, Borrowers covenant and agree that they shall:

     (a) Furnish, or cause to be furnished, to Bank, (i) within one hundred twenty (120) days after and as of the end of each fiscal year of Borrowers, audited consolidated and consolidating financial statements of JPE, Inc. and its consolidated subsidiaries, in each case certified by independent certified public accountants satisfactory to Bank; (ii) within forty five (45) days after and as of the end of each month unaudited consolidated and consolidating financial statements of JPE, Inc., and its consolidated subsidiaries, as of the end of such month and for the portion of the fiscal year of Borrowers then ending, in each case, certified by a duly authorized officer of Borrowers on behalf of Borrowers; (iii) on or before December 31 of each year, annual financial projections for Borrowers for the next fiscal year; and (iv) within twenty (20) days after and as of the end of each month, an accounts receivable aging, an accounts payable aging, an inventory report, and a borrowing base report; and (v) promptly, such other information and reports as Bank may reasonably request from time to time or as may be required under any of the Loan Documents. All of such financial statements and other reports and information to be furnished to Bank hereunder, to the extent applicable, should be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and all such financial statements and other information and reports to be furnished to Bank pursuant to the provisions hereof shall be in form and detail reasonably satisfactory to Bank.

     (b) Promptly inform Bank of the occurrence of any event of default, or any condition or event which, with the giving of notice or the passage of time, or both, would constitute an event of default under any of the Liabilities or Loan Documents, or of any condition or event which would reasonably be expected to have a material adverse effect upon any Borrower's business, properties, financial condition or ability to comply with its obligations hereunder or otherwise in respect of any of the Liabilities.

     (c)  Maintain all of their principal bank accounts with the Bank.

     (d) Pay to Bank quarterly in arrears a facility fee with respect to Borrowers' working capital line of credit in an amount equal to three eighths of one percent (3/8%) per annum of the average daily amount by which $30,000,000 exceeds advances and letters of credit outstanding under the working capital line of credit. The fee shall be calculated on the basis of a year of 360 days, for the actual number of days elapsed.

     3. Any failure by Borrowers to fully observe, perform or otherwise comply with any of the covenants or agreements of Borrowers set forth in this Agreement shall constitute an event of default under the Liabilities, and Bank shall be entitled to exercise any and all rights and remedies available to or otherwise conferred upon Bank as a result thereof, whether by agreement, by law or otherwise.

     4. Borrowers hereby acknowledge and agree that Borrowers' compliance with the terms and conditions set forth herein, and the absence of any default by Borrowers in the observance or performance of any of the covenants or agreements of Borrowers hereunder, shall not in any way limit, restrict or otherwise affect or impair Bank's right or ability to deem itself to be insecure or make demand for payment of any or all of the Liabilities which may be on a demand basis at any time in Bank's sole and absolute discretion, with or without reason or cause, and the existence of any default hereunder shall not be the sole reason or basis for enabling Bank to deem itself to be insecure or make demand for payment of all or any part of such Liabilities.

     5. Borrowers shall pay to Bank on the date of execution of this letter agreement a closing fee equal to $563,000. Such fee shall be deemed fully earned upon execution of this letter agreement and shall be non-refundable; provided, however, if (a) the Dayton Parts, Inc. operation is sold on or before May 27, 2000, and the credit facilities have not been terminated before such time (and no demand for payment thereunder has been made and no default thereunder occurred and is continuing), or (b) Borrowers obtain cash equity contributions after the date of execution of this letter agreement, then upon payment to the Bank of the proceeds of the sale of the Dayton Parts operation or the proceeds of such cash equity contributions, Bank shall refund to the Borrowers an amount equal to one percent (1%) of the amount of such net proceeds applied to permanent reduction of the Liabilities, multiplied by a fraction the numerator of which is the number of days from the date of application of the proceeds until May 27, 2000 and the denominator of which is 365.

     6. No forbearance on the part of the Bank in enforcing any of its rights or remedies under this Agreement or any other Loan Document, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Borrowers hereunder or any such other Loan Document, shall constitute a waiver of any of the terms of this Agreement or such Loan Document or of any such right or remedy.

     7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

     8. Except to the extent expressly stated herein to the contrary, where the character or amount of any asset or liability or item of income or expense is required to be determined or other accounting computation is required to be made for purposes of this Agreement, it shall be done in accordance with GAAP. Furthermore, all accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

     9. Borrowers agree that it will pay upon demand all reasonable costs and expenses in connection with the preparation of this Agreement and any other Loan Documents contemplated hereby, including, without limitation, reasonable attorneys' fees and disbursements of counsel for the Bank.

     10. BORROWERS AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVE ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE LIABILITIES.

     11. The obligations of the Borrowers under this Agreement are the joint and several obligations of the Borrowers.

     12. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that Borrowers shall not assign or transfer any of their rights or obligations hereunder or otherwise in respect of any of the Liabilities without the prior written consent of Bank.

     13. The Bank agrees that it will not disclose without the prior consent of Borrowers (other than to Bank's employees, its subsidiaries or to its auditors or counsel) any information with respect to Borrowers which is furnished pursuant to the Loan Documents; provided that the Bank may disclose any such information (a) as has become generally available to the public or has been lawfully obtained by Bank from any third party under no duty of confidentiality to Borrowers, (b) as may be required or appropriate in any report, statement or testimony submitted to, or in respect to any inquiry, by, any municipal, state or federal regulatory body having or claiming to have jurisdiction over Bank, including the Board of Governors of the Federal Reserve System of the United States, the Office of the Comptroller of the Currency or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to Bank, and (e) to any transferee or assignee or to any participant of, or with respect to, the Loan Documents.

     14. To the extent any provision of any Loan Document is in express conflict with the terms of this letter agreement, the terms of this letter agreement shall control. If the foregoing is acceptable to Borrowers, please indicate with the authorized signature of Borrowers as provided below.


                                          Very truly yours,

                                          COMERICA BANK

                                          By: /s/ Richard S. Arceci
                                              ------------------------------
                                                  Richard S. Arceci
                                          Its:    Vice President


ACCEPTED, ACKNOWLEDGED AND AGREED
ON MAY 27, 1999

JPE, INC.

By:  /s/ Richard R. Chrysler
     -----------------------------
         Richard R. Chrysler
Its:     President and Chief Executive Officer



BRAKE, AXLE AND TANDEM COMPANY CANADA INC.

By:  /s/ Richard R. Chrysler
     -----------------------------
         Richard R. Chrysler
Its:     Chief Executive Officer


DAYTON PARTS, INC.

By:  /s/ Richard R. Chrysler
     -----------------------------
         Richard R. Chrysler
Its:     Chief Executive Officer


PLASTIC TRIM, INC.

By:  /s/ Richard R. Chrysler
     -----------------------------
         Richard R. Chrysler
Its:     President


STARBOARD INDUSTRIES, INC.

By:  /s/ Richard R. Chrysler
     -----------------------------
         Richard R. Chrysler
Its:     President


JPE FINISHING, INC.

By:  /s/ Richard R. Chrysler
     -----------------------------
         Richard R. Chrysler
Its:     President

                                   SCHEDULE 1

                                    Borrowers

JPE, Inc.

Brake, Axle and Tandem Company Canada Inc.

Dayton Parts, Inc.

Plastic Trim, Inc.

Starboard Industries, Inc.

JPE Finishing, Inc.